UNITED STATES SECURITIES AND EXCHANGE
COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 15, 2015

Landmark Infrastructure Partners LP

(Exact name of registrant as specified in its charter)

Delaware	001-36735	61-1742322
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation or organization)	File Number)	Identification No.)

2141 Rosecrans Avenue, Suite 2100

El Segundo, CA 90245
(Address of principal executive office) (Zip Code)

(310) 598-3173
(Registrants’ telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Underwriting Agreement

On May 15, 2015, the Landmark Infrastructure Partners LP (the “Partnership”) entered into an underwriting agreement (the “Underwriting Agreement”), by and among the Partnership, Landmark Infrastructure Partners GP LLC (the “General Partner”) and Landmark Infrastructure Operating Company LLC (the “Operating Company”, and, together with the Partnership and the General Partner, the “Landmark Entities”) and Raymond James & Associates Inc., as representative of the several underwriters named therein (the “Underwriters”), providing for the offer and sale by the Partnership (the “Offering”), and purchase by the Underwriters, of 3,000,000 common units representing limited partner interests in the Partnership (“Common Units”) at a price to the public of $16.75 per Common Unit (or $15.9125 per Common Unit to the Partnership, net of underwriting discounts and commissions).  Pursuant to the Underwriting Agreement, the Partnership also granted the Underwriters an option for a period of 30 days to purchase up to an additional 450,000 Common Units, if any, on the same terms.

The material terms of the Offering are described in the prospectus, dated May 15, 2015 (the “Prospectus”), filed by the Partnership with the United States Securities and Exchange Commission (the “Commission”) on May 18, 2015 pursuant to Rule 424(b)(4) under the Securities Act of 1933, as amended (the “Securities Act”).  The Offering is registered with the Commission pursuant to a Registration Statement on Form S-11, as amended (File No. 333-203082), initially filed by the Partnership on March 27, 2015.

The Underwriting Agreement contains customary representations, warranties and agreements of the Landmark Entities, and customary conditions to closing, obligations of the parties and termination provisions.  The Landmark Entities have agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the Underwriters may be required to make because of any of those liabilities.

The Offering is expected to close on May 20, 2015.  The Partnership will receive gross proceeds (before deducting underwriting discounts, commissions, and structuring fees and before paying offering expenses) from the Offering of approximately $50.3 million.  As described in the Prospectus, the Partnership will use the net proceeds of the sale of the Common Units:

•                  to repay a portion of the outstanding borrowings under the Partnership’s revolving credit facility; and

•                  for general partnership purposes.

As more fully described under the caption “Underwriting” in the Prospectus, certain of the Underwriters have in the past provided and may from time to time in the future provide commercial banking, investment banking and financial advisory services in the ordinary course of their business for the Landmark Entities and their respective affiliates for which they have received and in the future will be entitled to receive, customary fees and reimbursement of expenses.  Specifically, an affiliate of Raymond James & Associates, Inc. is a lender under the Partnership’s revolving credit facility and, in that respect, may receive a portion of the net proceeds from the Offering.

The Underwriting Agreement is attached as Exhibit 1.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
1.1	Underwriting Agreement, dated May 15, 2015, among the Partnership, the General Partner, the Operating Company and the Underwriters named therein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Landmark Infrastructure Partners LP

	By:	Landmark Infrastructure Partners GP LLC,
its general partner

Dated: May 19, 2015	By:	/s/ George P. Doyle
		Name:	George P. Doyle
		Title:	Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit Number	Description
1.1	Underwriting Agreement, dated May 15, 2015, among the Partnership, the General Partner, the Operating Company and the Underwriters named therein.